Exhibit 10.1

SECOND AMENDMENT TO RESTRUCTURING SUPPORT AGREEMENT

This SECOND AMENDMENT (this “Second Amendment”) to the Restructuring Support Agreement, dated as of May 10, 2019, by and among: (i) the Debtors and (ii) the Consenting Noteholders, as amended by that First Amendment to Restructuring Support Agreement dated July 1, 2019 (together with the schedules, annexes and exhibits (including the term sheets) attached thereto, the “Restructuring Support Agreement”), is being entered into as of August 23, 2019, by and among (i) the Debtors, (ii) the Required Consenting Noteholders and (iii) the holders of Existing Equity Interests of WIL-Ireland (“Equityholders”) that are signatories hereto (collectively, with any Equityholder that may become a party to the Restructuring Support Agreement in accordance with Sections 13 and 34 thereof, the “Consenting Equityholders”). This Second Amendment collectively refers to the Debtors, the Required Consenting Noteholders and the Consenting Equityholders as the “Parties” and each individually as a “Party.” Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Restructuring Support Agreement.

WHEREAS, the Parties desire to amend certain terms of the Restructuring Support Agreement as set forth in this Second Amendment to facilitate the consummation of the Plan as contemplated in the Restructuring Support Agreement (collectively, the “Proposed Amendment”);

WHEREAS, pursuant to Section 28 of the Restructuring Support Agreement, the Proposed Amendment requires the prior written consent of the Debtors and the Required Consenting Noteholders; and

WHEREAS, the undersigned Consenting Noteholders, taken as a whole, constitute the Required Consenting Noteholders as defined in the Restructuring Support Agreement as it applies to the Proposed Amendment.

NOW, THEREFORE, in consideration of the promises, mutual covenants, and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Parties, intending to be legally bound, hereby agrees as follows:

1.Addition of Consenting Equityholders as Parties. Each Consenting Equityholder hereby agrees to be bound by the terms of the Restructuring Support Agreement as provided in this Second Amendment. Each Consenting Equityholder shall hereafter be deemed to be a Party for all purposes under the Restructuring Support Agreement. Each Consenting Equityholder hereby represents and warrants to each other Party to the Restructuring Support Agreement that, as of the date hereof, such Consenting Equityholder (i) is the legal or beneficial holder of, and has all necessary authority (including authority to bind any other legal or beneficial holder) with respect to, the Existing Equity Interests and Notes Claims set forth on its signature page (which shall not be publically disclosed or filed), and (ii) makes, as of the date hereof, the representations and warranties set forth in Section 17(a) of the Restructuring Support Agreement, mutatis mutandis, to each other Party.

2. Amendment to Warrant Term Sheet. The Warrant Term Sheet attached as Exhibit K to the Disclosure Statement be, and it hereby is, amended and restated in its entirety to read as attached as Exhibit K to this Second Amendment.

3. Amendment to Term Sheet. The section of the Term Sheet titled “Existing Equity Interests in the Company” is hereby amended by (a) replacing the words “3-year” in clause (ii) with the words “4-year”, and (b) deleting the words “plus accrued and unpaid interest” from clause (ii).

4. Commitments of Consenting Equityholders. Each Consenting Equityholder hereby agrees that it shall be bound by the provisions of Sections 5(a) (Mutual Agreement of the Parties to Support the Restructuring), 6 (Commitments of the Consenting Noteholders), 13 (Transfers of Claims and Interests), 14 (Further Acquisition of Claims and Interests), 16 (Consents and Acknowledgements), 20 (Relationship Among Parties), and 21 (Specific Performance) of the Restructuring Support Agreement with respect to its Existing Equity Interests and Notes Claims as if it was an original party thereto, mutatis mutandis (and, to the extent any such provisions do not expressly apply to Existing Equity Interests held by the Consenting Equityholders, such provisions shall be deemed hereby to apply to such Existing Equity Interests).

5. Amendment to Section 4. Section 4 of the Restructuring Support Agreement be, and it hereby is, amended as follows:

a.Subsection 4(b) is hereby amended by deleting “; and” in clause (ii), deleting “.” in clause (iii), adding “; and” immediately following clause (iii), and adding subsection (iv) as follows:

“(iv)    The Warrant Term Sheet attached as Exhibit K to the Second Amendment is hereby acknowledged and agreed to by all Parties. If the Warrant Documents are in any material respect not consistent with such Warrant Term Sheet, then the Required Consenting Equityholders1 must consent to such changes, which consent will not be unreasonably withheld.”

6. Amendment to Section 15. Section 15 of the Restructuring Support Agreement is hereby amended to add the following to the end of the Section. “The Debtors shall pay $250,000 to Proskauer Rose LLP, counsel for the Consenting Equityholders, on the Effective Date in full and final satisfaction of any and all fees and expenses incurred by the Consenting Equityholders and their advisors, and no additional claims for the reimbursement of fees and/or expenses shall be asserted against the Debtors or the Reorganized Debtors by the Consenting Equityholders, including, without limitation, pursuant to section 503 of the Bankruptcy Code.”

7. Consenting Equityholder Termination Events. Notwithstanding anything to the contrary in the Restructuring Support Agreement, the Required Consenting Equityholders shall be

1 “Required Consenting Equityholders” shall mean, the Consenting Equityholders holding at least a majority of the outstanding Common Stock held by the Consenting Equityholders.

entitled to terminate the Restructuring Support Agreement, solely as to the Consenting Equityholders, upon written notice to the other Parties, only in the event that:

a.
the Warrant Documents are in any material respect not consistent with the Warrant Term Sheet and the Required Consenting Equityholders have not consented to such changes as provided in Section 4(b)(iv); and

b.
the last sentence of Section 15 of the Restructuring Support Agreement, as amended by the Second Amendment, is amended in a manner adverse to the Consenting Equityholders, or the Plan is modified in a manner inconsistent with the last sentence of Section 15 of the Restructuring Support Agreement, as amended by the Second Amendment, in each case without the consent of the Required Consenting Equityholders.

In addition, any Consenting Equityholder may terminate this Agreement as to itself only, upon transferring all (but not less than all) of its Notes Claims and Existing Equity Interests in accordance with Section 13 of the Restructuring Support Agreement (such termination to be effective on the date on which such Consenting Equityholder has effected such transfer, satisfied all of the requirements of Section 13 of the Restructuring Support Agreement, including, without limitation, the execution of a joinder to this Agreement by the transferee, and provided the written notice required above). For the avoidance of doubt, the Consenting Equityholders shall have no rights to terminate the Restructuring Support Agreement other than as expressly set forth in this Section 7 of the Second Amendment.

For the avoidance of doubt, the Restructuring Support Agreement will terminate as to all Consenting Equityholders upon either (i) termination of the Restructuring Support Agreement by the Required Consenting Noteholders pursuant to Section 8 of the Restructuring Support Agreement or (ii) termination of the Restructuring Support Agreement as to all Consenting Noteholders by the Debtors pursuant to Section 9 of the Restructuring Support Agreement, and in the event of a termination under either (i) or (ii) above, or this Section 7, then Section 12 of the Restructuring Support Agreement shall apply to the Consenting Equityholders.

8. Breach of Restructuring Support Agreement by Consenting Equityholders. If any Consenting Equityholder breaches any representation, warranty, or covenant of such Consenting Equityholder under the Restructuring Support Agreement in a material way, which breach is not cured within five (5) Business Days after receipt of notice by the Debtors, then the Debtors and/or the Requisite Consenting Noteholders shall have the option to (i) terminate the Restructuring Support Agreement with respect to the Consenting Equityholders and change the plan treatment provided therein (including the ability to amend the Warrants and Warrant Term Sheet) or (ii) seek specific performance as provided in Section 21 of the Restructuring Support Agreement, and/or all other remedies available at law or in equity.

9. Miscellaneous.

a. 16 (Consents and Acknowledgments), 18 (Survival of Agreement), 19 (Settlement), 21 (Specific Performance), 22 (Governing Law and Consent to Jurisdiction

and Venue), 23 (WAIVER OF RIGHT TO TRIAL BY JURY), 24 (Successors and Assigns), 25 (No Third-Party Beneficiaries), 26 (Notices), 28 (Amendments), 29 (Reservation of Rights), 30 (Counterparts), 31 (Public Disclosure), 33 (Severability), 35 (Time Periods), 36 (Headings), 37 (Interpretation) and 38 (Remedies Cumulative; No Waiver) be, and each of them hereby is, incorporated by reference, mutatis mutandis, as if such provisions were set forth fully herein.

b. This Second Amendment, together with the First Amendment and the Restructuring Support Agreement, as amended hereby, constitute the complete and exclusive statement of agreement among the Parties with respect to the subject matter hereof and thereof, and supersede all prior written and oral statements by and among the Parties or any of them.

c. Except as specifically amended hereby, the Restructuring Support Agreement shall remain in full force and effect.

[Signature pages follow]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date set forth above.

WEATHERFORD INTERNATIONAL PLC

By:	/s/ Valentin Mueller
Name: Valentin Mueller
Title: Vice President

WEATHERFORD INTERNATIONAL LTD.

By:	/s/ Mohammed Dadhiwala
Name: Mohammed Dadhiwala
Title: Vice President

WEATHERFORD INTERNATIONAL, LLC

By:	/s/ Christine M. Morrison
Name: Christine M. Morrison
Title: Vice President and Secretary

[Signature Page to Amendment to Restructuring Support Agreement]

Exhibit K
New Warrant Term Sheet

New Warrants

Aggregate Number of Interests Represented; Adjustment to Number
The number of New Equity Interests represented by the New Warrants shall equal ten percent (10%) of the total New Equity Interests outstanding as of the Effective Date, subject to dilution for equity issued under or in connection with the New Management Incentive Plan and Tranche B Equity Conversion.
Adjustment to Number. If Reorganized Parent at any time (i) pays a dividend or distribution on the New Equity Interests consisting of additional New Equity Interests, (ii) subdivides its outstanding New Equity Interests into a greater number of New Equity Interests or (iii) combines its outstanding New Equity Interests into a smaller number of New Equity Interests (any of (i) through (iii), a “Unit Transaction”), the aggregate number of New Equity Interests represented by the New Warrants shall be deemed adjusted to a new aggregate number equal to the product of (a) the aggregate number of New Equity Interests represented by the New Warrants immediately prior to such event and (b) the quotient obtained by dividing (1) the aggregate number of New Equity Interests outstanding immediately after such event by (2) the aggregate number of New Equity Interests outstanding immediately prior to such event. No fractional New Warrants will be issued and any fractions will be rounded down to the nearest whole number.
For the avoidance of doubt, the New Warrants shall not have any economic anti-dilution provisions (e.g. ‘full ratchet’ or ‘volume weighted’), including as a result of any additional indebtedness or equity raised by the Reorganized Debtors on or after the Effective Date, regardless of whether the price of equity in or implied by such debt or equity raises is lower than the Strike Price. In addition, the New Warrants shall not have Black Scholes valuation-based entitlement to recovery or modification of the exercise price if the New Warrants are terminated in accordance with their terms (e.g., in a change-of-control transaction in which the Reorganized Parent is not the surviving entity) prior to the maturity date.

Strike Price
The “Strike Price” per New Warrant shall be an amount equal to (x) $[______][2]  less the aggregate principal amount of the New Tranche B Senior Unsecured Notes outstanding on the Effective Date, divided by (y) the total number of New Equity Interests outstanding as of the Effective Date, as such strike price is adjusted from time to time as set forth below. In the case of a Unit Transaction, the Strike Price then in effect shall be proportionately increased or decreased as set forth in “Adjustment to Number” above, as applicable.

Maturity Date	~~Three~~Four (~~3~~4) years from the Effective Date.
Termination Date
The New Warrants shall be deemed terminated and canceled for all purposes without further notice to or action of any Person or Entity upon the earlier to occur of either of the following: (a) the date a Liquidity Event is consummated; or (b) the Maturity Date. Upon termination of the New Warrants, all rights and obligations of the Reorganized Debtors and the holders of the New Warrants shall terminate and be of no further force or effect.

Exercise
Each New Warrant will be immediately exercisable upon issuance and will terminate if not exercised prior to the Termination Date. Additionally, no holder may exercise less than 100% of the New Warrants issued to it as of the Effective Date.

Exercise Price	Each New Warrant may be converted into New Equity Interests by the holders thereof only by the payment of the then-applicable Strike Price in cash to Reorganized Parent.

2 [To insert the principal amount of the Prepetition Notes Claims~~, plus accrued and unpaid interest~~ as of the Petition Date and all other Allowed General Unsecured Claims that are pari passu with the Prepetition Notes Claims]

No Rights as Stockholder
No holder shall, by virtue of the New Warrants allocated to such holder, be entitled at any time prior to the conversion of such warrants into New Equity Interests to vote, receive dividends or distributions on, or be deemed for any purpose a holder of New Equity Interests, nor shall anything contained herein be construed to confer upon any such holder any of the rights of a holder of New Equity Interests or any right or entitlement to vote for or upon any matter submitted to such holders of New Equity Interests, to give or withhold consent to any corporate action, to receive notice of meetings or other actions affecting holders of New Equity Interests, to receive subscription rights, to exercise appraisal rights or otherwise. Rather, unless and until such holder converts its New Warrants into New Equity Interests, the sole and exclusive right and benefit of such holder shall be its right to exercise the New Warrants. The New Warrants shall not be evidenced by any warrant certificates.

Defined Terms
“Liquidity Event” means the first to occur of: (i) any transaction or series of related transactions that results in (a) the sale or exchange of all or substantially all of the equity interests of Reorganized Parent, or any successor, to one or more third parties (whether by merger, sale, recapitalization, consolidation, combination or otherwise) or (b) the sale, directly or indirectly, by Reorganized Parent, or any successor, of all or substantially all of the assets of Reorganized Parent, or any successor, and its subsidiaries, taken as a whole; or (ii) a liquidation, dissolution or winding up of Reorganized Parent or any successor; provided that, in each case, the closing or other consummation of such Liquidity Event occurs on or prior to the Maturity Date. Notwithstanding the foregoing, no transaction shall be a Liquidity Event if the Reorganized Parent shareholders prior to a transaction continue to own or control at least a majority of Reorganized Parent following such transaction.

Non-Circumvention	The New Warrants shall not contain any provision related to non-circumvention by Reorganized Parent to the extent reasonable and customary for transactions of this type.
Governing Law and Jurisdiction	New York, without regard to the principles of conflicts of law thereof.
Other Terms
The agreements governing the New Warrants shall contain terms and conditions consistent with this term sheet and, to the extent that such agreements contain terms and conditions that are not expressly contemplated by this term sheet, otherwise reasonably acceptable to the Debtors and Required Consenting Noteholders.